EXHIBIT 10.1
HUDSON PACIFIC PROPERTIES, INC.
AND HUDSON PACIFIC PROPERTIES, L.P.
2010 INCENTIVE AWARD PLAN
(2012 OUTPERFORMANCE PROGRAM)

RESTRICTED STOCK UNIT AWARD GRANT NOTICE
Hudson Pacific Properties, Inc., a Maryland corporation (the “Company”), pursuant to the Hudson Pacific Properties, Inc. and Hudson Pacific Properties L.P. 2010 Incentive Award Plan (as may be amended from time to time, the “Plan”) and that certain 2012 Outperformance Award Agreement by and between the Company and the Participant (as defined below) (as amended, the “OPP Agreement”), hereby grants to the holder listed below (the “Participant”), an award of restricted stock units (the “RSUs”). Each RSU represents the right to receive one (1) share of common stock of the Company (each, a “Share”) in accordance with the terms and conditions hereof if applicable vesting conditions are satisfied. This award of RSUs is subject to all of the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the “Grant Notice”), the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (together, the “Agreement”), the Plan and the OPP Agreement, each of which is incorporated herein by reference. Each RSU is hereby granted in tandem with a corresponding Dividend Equivalent, as further described in the Agreement. Unless otherwise defined herein, the terms defined in the Plan and the OPP Agreement shall have the same defined meanings in this Agreement.

Participant:	[__________________________]
Grant Date:	[__________________________]
Total Number of RSUs:	[_____________]
Vesting Commencement Date:	[_____________]
Vesting Schedule:
Fifty percent (50%) of the RSUs will vest on the first anniversary of the Vesting Commencement Date and the remaining fifty percent (50%) of the RSUs will vest on the second anniversary of the Vesting Commencement Date, subject, in each case, to (A) the Participant’s continued service as an Employee through the applicable vesting date, and (B) accelerated vesting under Sections 2.2(b) and 2.2(c) of the Agreement.

Termination of RSUs and Dividend Equivalents:
If the Participant experiences a termination of service as an Employee prior to the applicable vesting date, all RSUs that have not become vested on or prior to the date of such termination of service as an Employee (after taking into consideration any vesting that may occur in connection with such termination of service as an Employee, if any), and all Dividend Equivalents associated with such RSUs, in each case will thereupon be automatically forfeited by the Participant without payment of any consideration therefor.

By his or her signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the OPP Agreement and this Agreement. The Participant has reviewed this Agreement, the Plan and the OPP Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Grant Notice, the Agreement, the Plan and the OPP Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the OPP Agreement or the Agreement. In addition, by signing below, the Participant also agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 3.1 of this Agreement by (i) withholding

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Shares otherwise issuable to the Participant upon vesting of the RSUs, (ii) instructing a broker on the Participant’s behalf to sell Shares otherwise issuable to the Participant upon vesting of the RSUs and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 3.1 of the Agreement or Section 11.2 of the Plan. If the Participant is married, his or her spouse has signed the Consent of Spouse attached hereto as Exhibit B.

HUDSON PACIFIC PROPERTIES, INC. PARTICIPANT:	PARTICIPANT
By:	By:
Print Name:	Print Name:
Title:
Address:

EXHIBIT A
TO RESTRICTED STOCK UNIT GRANT NOTICE
RESTRICTED STOCK UNIT AWARD AGREEMENT
ARTICLE I.

GENERAL
1.1    Incorporation of Terms of Plan and OPP Agreement. The RSUs are subject to the terms and conditions of the Plan and the OPP Agreement, which are incorporated herein by reference. In the event of any inconsistency between the Plan or OPP Agreement and this Agreement, the terms of the Plan or OPP Agreement, as applicable, shall control.
1.2    Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan, the OPP Agreement and the Grant Notice to which this Agreement is attached.
(a)    “Change in Control” shall have the meaning provided in the OPP Agreement.
(b)    “Determination Date” shall have the meaning provided in the OPP Agreement.
(c)    “Qualifying Termination” shall have the meaning provided in the OPP Agreement.
ARTICLE II.
TERMS AND CONDITIONS OF RSUS AND DIVIDEND EQUIVALENTS
2.1    Grant of RSUs. Upon the terms and conditions set forth in the Plan, the OPP Agreement and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to the Participant an award of RSUs, together with an equivalent number of tandem Dividend Equivalents, under the Plan and pursuant to the OPP Agreement. In consideration of this grant of RSUs, the Participant agrees to render faithful and efficient services to the Company or its Affiliates. Unless and until an RSU has vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any Shares or other payment in respect of the RSUs.
2.2    Vesting of RSUs. [Notwithstanding any accelerated vesting provisions contained in that certain Employment Agreement dated [______] between the Company and the Participant, which accelerated vesting provisions are hereby expressly superseded and replaced with respect to the RSUs,] the following provisions, as applicable, shall govern the vesting and payment of the RSUs:
(a)    Subject to Sections 2.2(b) and 2.2(c) hereof, the RSUs shall vest and become nonforfeitable, if at all, in accordance with the terms and conditions set forth in the Grant Notice.
(b)    In the event that the Participant experiences a Qualifying Termination, then any RSUs which remain unvested shall vest in full immediately prior to such Qualifying Termination.
(c)    In addition, in the event that a Change in Control occurs, then, subject to the Participant’s continued service as an Employee through such Change in Control, any RSUs which remain unvested shall vest in full immediately prior to such Change in Control.
2.3    Payment of RSUs. RSUs will be paid in fully vested Shares (unless otherwise provided by the Administrator) as soon as practicable after vesting, but in any event within forty-five (45) days thereafter, subject to Section 3.3(b) of this Agreement. The Company shall deliver to the Participant (or any transferee permitted under Section 3.4 hereof) a number of Shares equal to the number of RSUs subject to this award or RSUs that fully vest on the applicable vesting date (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Administrator in its sole discretion). Notwithstanding the foregoing, if Shares cannot be issued pursuant to Section 11.4 of the Plan (or any successor provision thereto) or are delayed under Section 3.2 hereof, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can be issued in accordance with such Section. In no event shall any such delay in the issuance of Shares impact the payment timing applicable to Dividend Equivalents payable in cash.
2.4    Forfeiture and Termination of RSUs and Dividend Equivalents. All RSUs and Dividend Equivalents granted under this Agreement shall be forfeited and terminated as set forth in the Grant Notice.
2.5    Dividend Equivalents.
(a)    Each RSU granted hereunder is hereby granted in tandem with a corresponding Dividend Equivalent that entitles the Participant to receive any dividends or other distributions declared with respect to the Shares underlying the RSU between the Determination Date and the date on which the RSU is either paid out or forfeited.
(b)    The Participant shall not be entitled to any payment under a Dividend Equivalent with respect to any dividend with an applicable record date that occurs prior to the Determination Date or after the termination of such RSU for any reason, whether due to payment, forfeiture of the RSU or otherwise.
(c)    Each Dividend Equivalent (i) shall become payable if and when the RSU to which such Dividend Equivalent relates vests, and (ii) shall be paid in cash, unless otherwise determined by the Administrator, at the time of settlement of the underlying RSU in an amount equal to the total dividends per Share with applicable record dates occurring over the period during which such Dividend Equivalent was outstanding. If the RSU linked to a Dividend Equivalent fails to vest and is forfeited for any reason, then (x) the linked Dividend Equivalent shall be forfeited as well, (y) any amounts otherwise payable in respect of such Dividend Equivalent shall be forfeited without payment, and (z) the Company shall have no further obligations in respect of such Dividend Equivalent.
ARTICLE III.
MISCELLANEOUS PROVISIONS
3.1    Tax Withholding. The Company and its Affiliates shall be entitled to require a cash payment (or other form of payment determined in accordance with Section 11.2 of the Plan) by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the grant, vesting and/or payment of the RSUs and/or the Dividend Equivalents. The Company shall have no obligation to make any payment in any form under this Agreement or under any RSU or Dividend Equivalent issued in accordance herewith unless and until such tax obligations have been satisfied.
3.2    Conditions to Delivery of Shares. Any Shares deliverable under this Agreement may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares under this Agreement or under any RSU issued in accordance herewith prior to fulfillment of all of the following conditions:
(i)    The admission of such Shares to listing on all stock exchanges on which the Common Stock is then listed;
(ii)    The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;
(iii)    The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(iv)    The lapse of such reasonable period of time as the Administrator may from time to time establish for reasons of administrative convenience.
Notwithstanding the foregoing, the issuance of such Shares shall not be delayed to the extent that such delay would result in a violation of Code Section 409A. In the event that the Company delays the issuance of any Shares because it reasonably determines that the issuance of such Shares will violate federal securities laws or other applicable law, such issuance shall be made at the earliest date at which the Administrator reasonably determines that issuing such Shares will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii).
3.3    Section 409A.
(a)    General. This Agreement shall be interpreted in accordance with the requirements of Code Section 409A. Notwithstanding any provision of the OPP Agreement or this Agreement, the Company may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Code Section 409A, provided, however, that this Section 3.3(a) shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so. To the extent that any payment window spans two calendar years, the Participant shall have no discretion over or ability to control the actual year in which payment is made.
(b)    Potential Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no amounts shall be paid to the Participant under this Agreement during the six (6)-month period following the Participant’s “separation from service” to the extent that the Administrator determines that the Participant is a “specified employee” (each within the meaning of Code Section 409A) at the time of such separation from service and that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Code Section 409A(a)(2)(b)(i). If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Code Section 409A without being subject to such additional taxes), the Company shall pay to the Participant in a lump-sum all amounts that would have otherwise been payable to the Participant during such six (6)-month period under this Agreement. For the avoidance of doubt, any amounts payable upon a Qualifying Termination shall only be paid upon the Participant’s a “separation from service” (within the meaning of Code Section 409A).
(c)    Dividend Equivalents. Any Dividend Equivalents granted in connection with the RSUs issued hereunder, and any amounts that may become distributable in respect thereof, shall be treated separately from such RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Code Section 409A.
3.4    Award Not Transferable. Without limiting the generality of any other provision hereof, the RSUs and the Dividend Equivalents shall be subject to the restrictions on transferability set forth in Section 11.3 of the Plan and Section 3.4 of the OPP Agreement.
3.5    No Rights as Stockholder. Except as otherwise expressly provided herein, unless and until shares of Common Stock are issued in payment of this Award, this Award shall not confer any stockholder rights upon the Participant.
3.6    Not a Contract of Employment. Nothing in this Agreement, the OPP Agreement or the Plan shall confer upon the Participant any right to continue to serve as an Employee or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided to the contrary in a written agreement between the Company or an Affiliate, on the one hand, and the Participant on the other.
3.7    Governing Law. The laws of the State of Maryland shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
3.8    Incorporation of Terms of Plan; Authority of Administrator. This Agreement is subject to the terms and conditions of the Plan, which are incorporated herein by reference, including without limitation Section 13.2 of the Plan. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. In accordance with the Plan (and not in limitation of any other provision), the Administrator shall make all determinations under this Agreement in its sole and absolute discretion and all interested parties shall be bound by such determinations.
3.9    Consideration to the Company. In consideration of the grant of the Award by the Company, the Participant agrees to render faithful and efficient services to the Company or any Affiliate.
3.10    Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan, the OPP Agreement and this Agreement shall be administered, and the RSUs and Dividend Equivalents are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, the OPP Agreement and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
3.11    Amendment, Suspension and Termination. To the extent permitted by the Plan and the OPP Agreement, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs or the Dividend Equivalents in any material way without the prior written consent of the Participant.
3.12    Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Participant to his address shown in the Company records, and to the Company at its principal executive office.
3.13    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.4 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
3.14    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the OPP Agreement or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the OPP Agreement, the RSUs and Dividend Equivalents and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.15    Entire Agreement. The Plan and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.
3.16    Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Shares and/or RSUs issuable thereunder.
3.17    Severability. In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement, which shall remain in full force and effect.
3.18    Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the RSUs and/or Dividend Equivalents granted pursuant to this Agreement (and any Shares issuable or amounts payable with respect thereto). The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the RSUs and Dividend Equivalents and the issuance of Shares with respect thereto and making of payments and that the Participant is not relying on the Company for any tax advice.
3.19    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.20
EXHIBIT B
TO RESTRICTED STOCK UNIT GRANT NOTICE
CONSENT OF SPOUSE

I, _______________, spouse of _______________, have read and approve the Restricted Stock Unit Grant Notice (the “Grant Notice”) to which this Consent of Spouse is attached and the Restricted Stock Unit Agreement (the “Agreement”) attached to the Grant Notice. In consideration of issuing to my spouse the shares of the Restricted Stock Units and Dividend Equivalents set forth in the Grant Notice, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement and any Restricted Stock Units, Dividend Equivalents or any shares of the common stock of Hudson Pacific Properties, Inc. or cash issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: _______________                _______________________________
Signature of Spouse

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